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                                                                   EXHIBIT 10.11

                                   AGREEMENT

This Agreement is entered into on April 7, 1999, by and between, FinancialWeb.com, Inc., a Nevada corporation with offices at 201 Park Place, Suite 321, Altamonte Springs, FL 32701 (hereinafter referred to as "Buyer"), and Mr. Mike Onghai, and Daily Stocks, Inc., the latter being a Delaware Corporation, both of whom are domiciled at 545 W. 111 St., Apt. 4N, New York, NY 10025 for the purpose of this Agreement (hereinafter collectively referred to as "Seller").

Whereas, it is the desire of the parties to this Agreement effectuate the sale and transfer of the assets known as DailyStocks.com, DailyStocks.net, and all property of every nature related thereto, (hereinafter the "Assets").

Now, Therefore, the parties agree as follows:

1.   Description of the Assets. The Assets are as follows:

               1.1 The Internet domain name "DailyStocks.com" is registered in the name of DailyStocks, Inc.
               1.2 The Internet domain name "DailyStocks.net" is registered in the name of Mike Onghai 1610 Rendell Place, #A, Los Angeles, CA 90026 according to the records of InterNIC.
               1.3 All computer programs, computer codes, contracts and other documentation and information related to the Assets, including all intellectual property rights related thereto.

2. Ownership and Authority: The Seller warrants and represents that it has full title and/or equitable ownership of the above described assets, and that Mr. Onghai has full authority to bind the Seller corporation to this Agreement in all respects.

3.   Terms and Conditions of Transfer:

          3.1 Buyer shall compensate Seller pursuant to the provisions of Paragraph 5.1(b) and 5.2 of this Agreement upon Seller's performance of the following:

          3.2 The provision of reasonable technical assistance, not to exceed ten (10) hours per week for a period of no more than three months, including traveling to and rendering technical services and consulting to Buyer at its place of business in order to complete the transfer of the web sites content to Buyer and to insure that the web sites are fully installed and operational in accordance with Buyer's requirements. If necessary, Buyer will provide Mr. Onghai with accommodations at either its corporate apartment or comparable hotel in the Orlando area and will reimburse Mr. Onghai for his airfare and ground transportation costs during his stay.

          3.3 Relinquishment of the Domain names for the 2 web sites currently registered with InterNIC, and consummation of the transfer of all title and interest held by Seller in the Assets to the Buyer, including the execution of all documents that may be necessary, including all those related to the Seller's intellectual property rights in the Assets.

          3.4 The transfer or assignment of all contractual rights with all third parties related directly or indirectly to the Assets, and the payment of all liabilities related directly and indirectly thereto.

          3.5 Seller shall disclose to Buyer all marketing efforts engaged in with respect to the Assets over the past six months, and shall deliver the Seller all contracts and other documentation related thereto, and amounts paid therefor, so that such marketing efforts may be appropriately taken into account by the Buyer with respect to the Assets site traffic.

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4.        In the event the average number of page views calculated by the Buyer is less than 1.25 million per month, and same is or may be reasonably assumed to be due to technical failures during the audit period, the Seller shall have the option of canceling this agreement; however, Seller must first give Buyer the opportunity to purchase the Assets for 130,000 shares, or for such lesser number of shares (which is higher than the average number calculated by the Buyer), and must first receive the Buyer's refusal to consummate the purchase for the offered number of shares (which refusal must be received within 5 working days of receipt thereof), in order to have the right to cancel. In the event Buyer does not respond within the 5 days set forth herein, Seller may cancel this Agreement, with no liability to the Buyer. In the event the Seller communicates his intent to cancel this Agreement, he shall include with said communication the $20,000 payment made pursuant to Paragraph 5.1(a), below.

5. Compensation - Buyer will compensate Seller for the sale and transfer of the Assets, as well as for all technical assistance, as follows:

       5.1        The sum of $40,000, as follows,

                  (a)  $20,000 upon execution of this Agreement.

                  (b)  $20,000 upon the transfer of all the Assets.

       5.2 A maximum of One Hundred Thirty Thousand (130,000) shares of FinancialWeb.com, Inc. stock, according to the formula and subject to adjustments set forth herein, as follows:

                  (a) The exact amount of stock to be paid shall be based upon the number of "page views" received by the two web sites described in Paragraph 1 per month. A "page view" is defined as; "a single request by a user to view a file which represents the single file comprising all files included in a single web page; all such files are denoted by their file extension ".htm", ".html", "cgi", "php3", "php" or "cgi-bin". No co-branded pages are to be included in the page view count. The number of page views shall be calculated in the following manner:

                  (b) The Buyer will verify the number of page views during the month prior to the execution of this Agreement and the number of page views during the month following the execution of this Agreement, and shall determine the exact number of page views received during each of the verified months.

                  (c) The total number of page views during each of the two verified months shall be added together and divided by two in order to obtain the average number of page views received over the aforedescribed two month period.

                  (d) Buyer shall issue to Seller 8 6/10 (8.6) shares of stock for each one hundred page views. Thus, the formula shall be; average number of page views divided by 100 times 8.6, minus any number in excess of 130,000.

                  (d) The exact number of shares to be issued shall be determined exclusively by the Buyer, who shall rely upon reports produced by Analog 2.0, a Unix software program already residing on the server. Buyer shall have the unrestricted right to employ any other method of audit that he may choose, including the use of his own software, and Seller agrees to cooperate accordingly.

                  (e) All shares paid under this Agreement shall be issued and delivered as soon as administratively feasible following closing.



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6.      Shares:

          The shares to be paid to the Seller are "restricted" shares. The transferability of the Shares is restricted by the Securities Act of 1933 as, as amended (the "Act"), and applicable state securities laws and regulations, and the shares will not be eligible to be sold unless they are subsequently registered or an exemption from registration is available. The certificates representing such shares will bear appropriate legends referring to the restrictions on resale and transferability imposed by the Act and applicable state securities laws and regulations.

7.   Obligations of Seller.

      7.1 All accounts payable and other liabilities related to the Assets up to the date of closing shall be paid by the Seller, and the Seller shall indemnify and hold the Buyer harmless against all such accounts payable and other liabilities.

      7.2 One week prior to closing, the Seller shall furnish to the Buyer a list of all amounts owed to all third parties, the total of said amounts shall not exceed the sum of $7,500.

          At the closing, the Seller shall furnish to the Buyer proof of payment of all creditors, along with a list of outstanding creditors and the amount owed to each, with a total amount not to exceed $5,000.

      7.3 At the closing, Buyer shall pay all outstanding debts of the Seller, and deduct said amount from the Payment of $20,000, to be made to Seller pursuant to Paragraph 4.1(b) of this Agreement. Buyer reserves the right to hold additional money in escrow, not to exceed five thousand dollars ($5,000) for the payment of Seller's debts for a period not to exceed 90 days.

8.   Collection of Accounts Receivable.

      8.1 All checks or other proceeds received by the Buyer in payment of accounts due to the Seller as of the date of closing shall be turned over to the Seller, provided that Seller shall have no outstanding obligations to creditors. In the event there exist any undisputed outstanding obligations of Seller, Buyer shall have the right to endorse the Seller's name, negotiate any instrument or deposit any proceeds received, satisfy said obligation, give an accounting thereof to the Seller, and turn over to Seller any proceeds in excess of the satisfied obligation.

      8.2 All checks or other proceeds received by the Buyer subsequent to the date of closing may be deposited by the Buyer in the Buyer's account, subject, however, to the following. The Seller's accounts receivable shall be paid first out of such proceeds to the Seller. After payment of the Seller's accounts receivable is made in full, the balance of the payment made may be retained by the Buyer.

      8.3 All checks and other proceeds related to the web site received by the Seller from the date of execution of this Agreement and continuing into the indefinite future shall first be used to pay all accounts payable and other liabilities of the web site.

      8.4 In the event of a bona fide dispute with a creditor, Seller and Buyer shall deposit any funds that may be received which may be used for the payment of Seller's debts with Seller's attorney pending resolution of same.

9    Representations:

      9.1 Seller is the owner of and has good and marketable title to the Assets, free from all encumbrances.

      9.2 To Seller's knowledge, it has complied with all laws, rules, and regulations of the city and state governments where it does business, and with the federal government.

      9.3 Seller will pay all taxes of any nature that may be due to any governmental entity to date, as same relate to the transfer of the Assets.

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      9.4 Seller has entered into no contract to sell, mortgage, or provide any security interest in the Assets, or any portion thereof.

      9.5 Seller has entered into no undisclosed contract encumbering the Assets.

      9.7 There are no judgments, liens, or to Seller's knowledge actions or proceedings pending or threatened against the Seller in any court.

      9.8 Seller's financial statements for the period ending ____________ prepared by Certified Public Accountants, accurately reflect the financial condition of the Seller for the periods therein indicated. Since _____________, there have been no substantial adverse changes in the financial condition of the Seller.

      9.9 Seller is vested wtih full title and ownership of the Assets, free and clear of any equitable or legal interest that any creditor of same may now hold or may have held in the past.

10. Covenants of the Seller. The Seller covenants with the Buyer as follows:

      10.1 Seller will transfer all of the assets enumerated, installed and operating, free of all encumbrances, with the usual warranty and affidavit of title.

      10.2 The business of the Seller will be conducted up to the date of closing in accordance with all laws, rules and regulations of the city, state and federal governments.

      10.3 All taxes related to the assets being transferred will be paid or provided for up to the date of closing.

      10.4 No judgments or liens will be outstanding, nor will litigation be pending or threatened against the Seller at the time of closing.

      10.5 All Assets transferred to the Buyer under this Agreement will become the sole property of the Buyer and may not be reproduced, sold or otherwise distributed without the express written consent of the Buyer.

      10.6 No creditor or other individual or entity has any legal or equitable interest in the Assets.

      10.6 The Seller up to the date of closing, will operate and maintain Seller's web site in the regular course, and will not violate any contract connected with the web site, and will not in any way diminish the components or value of the Assets.

11. Covenants of the Buyer. All representations and warranties made by the Seller shall survive the closing.

              11.1 The Buyer shall not cancel the Allen & Co., Agreement dated March 31, 1999 for a minimum period of six (6) months, unless it is deemed to be in the best interest of the Buyer to do so.

12. Closing. The closing will take place at the office of the Buyer or at a mutually agreed upon location within 45 days of the execution of this Agreement, on a date and time mutually acceptable to the Buyer and Seller.

13. Covenant Not To Compete. Seller agrees not to directly own an equity interest, except in the form of an employee's or independent contractor's stock options, in any web-based financial stock portal business of the type and character of the business of the type and and character of the business presently engaged in by the Buyer for a period of six (6) months any place in the world; provided the Buyer performs all of its obligations under this Agreement.

14. Applicable law. This agreement shall be interpreted and enforced in accordance with the laws of the State of Florida, and the parties hereby submit to the jurisdiction and venue of the Federal and State courts of Florida in the event of a dispute.


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15. Amendments. Any amendments to this agreement be only in writing executed by both parties.

16. Transfer and Assignment. No rights or duties may be transferred or assigned by either party without the written approval of the other party.

17. Notices. All notices, payments or communications under this Agreement shall be made in writing to the parties at the addresses set forth in the introductory Paragraph of this Agreement.

18. Litigation and Costs. In the event of litigation resulting from a breach of this Agreement the prevailing party shall be entitled to the recovery of its legal fees and costs, and Seller will indemnify Buyer for all costs, fees, and judgments with respect to any claims made by any third parties of which he was aware, but has not disclosed herein. Buyer may withhold payment of all or any part of the purchase price to satisfy any costs, fees, or judgments that it may incur under this Paragraph.

19. Arbitration. Any dispute, difference, disagreement, or controversy between the parties hereto, arising out of or in connection with this Agreement or the interpretation of the meaning or construction of this Agreement, shall be referred to a single arbitrator agreed upon the parties to such dispute. If the parties to the dispute are unable to agree upon the selection of such arbitrator, then an arbitrator shall be appointed by the American Arbitration Association pursuant to its existing rules and regulations. Every such dispute, difference, disagreement or controversy which is submitted to arbitration shall be dealt with and disposed of pursuant to the rules of the American Arbitration Association, in accordance with the laws of the State of Florida, all hearings shall be held in Altamonte Springs, Florida, the parties shall submit to the jurisdiction of the Florida State and/or Federal Courts, if necessary, and every award or determination therein shall be final and binding upon all of the parties. There shall be no appeal from such award or determination, and judgement thereon may be entered.

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first above written:




 /s/ Mike Onghai                             /s/ Kevin Lichtman
----------------------------------          ------------------------------------
Mike Onghai, individually                   Kevin Lichtman
                                            President & Chairman
                                            FinancialWeb.com, Inc.



 /s/ Mike Onghai
-----------------------------------
Mike Onghai, President
Daily Stocks, Inc
Seller